EXHIBIT 1(b):

                      ARTICLES OF AMENDMENTS

                              Amendment Articles of Incorporation
                                 As filed on October 10, 1985


                     THE RUSHMORE FUND, INC.

                      ARTICLES OF AMENDMENT

     THE RUSHMORE FUND, INC., a Maryland corporation, having its principal  office  at 4922  Fairmont  Avenue, Bethesda,  Maryland

20814,  (hereinafter referred  to as  the  "Corporation"), hereby certifies  to the State Department of Assessments and Taxation of

Maryland (hereinafter referred to as the "Department") that:

     FIRST:   The Charter of the Corporation is hereby amended by

deleting therefrom in its entirety  Article V and by substituting in lieu thereof the following new Article V:

     (a)     The  total  number  of shares  of  stock  which  the

Corporation  shall  have  authority  to  issue  is  1,000,000,000 shares, called Common Stock,  of the par value of  one-tenth cent

($.001) per share and of the aggregate par value of $1,000,000.

     (b)  The holders of  each share of stock of  the Corporation shall  be entitled  to  one  vote  for  each  full  share  and  a fractional vote for each fractional share of stock then  standing

in his  or her  name in the  books of  the Corporation.   On  any

matter submitted to  a vote  of shareholders, all  shares of  the

Corporation  then issued  and outstanding  and entitled  to vote,

shall be voted in the aggregate.

     The shares shall be divided into five classes to be known as the Money Market Portfolio consisting of 600,000,000 shares, U.S.

Government Securities Portfolio consisting of 100,000,000 shares,

Ginnie  Mae  Portfolio consisting  of  100,000,000 shares,  Stock

Market Index Plus Portfolio  consisting of 100,000,000 shares and

Over-the-Counter  Index Plus Portfolio  consisting of 100,000,000 shares.  The Board of Directors of the Corporation shall have the power to classify or reclassify any unissued shares by fixing the number of shares in each of  the aforesaid classes or by altering in any one or more respects, from time to time before issuance of such shares, the preferences, rights, voting powers, restrictions or qualifications of any unissued shares.

     SECOND:   By Resolution, unanimously  taken by the  Board of

Directors of the Corporation, pursuant to and in accordance  with section 2-603(c) of the  Corporations and Associations Article of

the Annotated Code  of Maryland,  the Board of  Directors of  the

Corporation duly  advised the  foregoing amendments, and  that no stock entitled to vote on the matter was outstanding or subscrib-

ed for at the time of approval.

     IN WITNESS WHEREOF, THE RUSHMORE FUND, INC. has caused these presents  to  be signed  in its  name and  on  its behalf  by its

President  and its  corporate seal  to be  hereunder affixed  and attested by its  Secretary on this 10th day of  October 1985, and its President  acknowledges that these Articles  of Amendment are the  act and  deed of  THE  RUSHMORE FUND,  INC.  and, under  the penalties of perjury, that the matters and facts set forth herein with  respect  to  authorization  and approval  are  true  in all material respects to the  best of his knowledge, information  and belief.

ATTEST:                            THE RUSHMORE FUND, INC.

/s/Charles G. Myers                By: /s/J. Hugh Ward
Secretary, Charles G. Myers             President, J. Hugh Ward

                     THE RUSHMORE FUND, INC.

                      ARTICLES OF AMENDMENT


     THE RUSHMORE FUND, INC.,  a Maryland corporation, having its principal  office at  4922  Fairmont  Avenue, Bethesda,  Maryland

20814 (hereinafter called the "Corporation"), hereby certifies to the  State Department  of  Assessments and  Taxation of  Maryland

(hereinafter referred to as the "Department") that:

     FIRST:    Article   FIFTH  (b)   of   the  Charter   of  the

Corporation is hereby amended by changing the names of two of the portfolios of the Corporation as follows:

     The U.S. Government Securities  Portfolio will be changed to the U.S. Government Intermediate-Term Securities Portfolio, and

     The  Ginnie  Mae  Portfolio  will be  changed  to  the  U.S.

Government Long-Term Securities Portfolio.

          SECOND:   By Resolution, unanimously taken by the Board

of Directors  of the Corporation,  pursuant to and  in accordance with  Section  2-603(c)  of  the  Corporations  and  Associations

Article of the Annotated Code of Maryland, the Board of Directors

of the Corporation duly advised the foregoing amendment, and that no  stock entitled  to  vote on  the  matter was  outstanding  or subscribed for at the time of approval.

     IN WITNESS WHEREOF, THE RUSHMORE FUND, INC. has caused these presents to  be signed  in  its name  and on  its  behalf by  its

President  and its  corporate seal  to be  hereunder affixed  and attested by its Secretary on this 31st day of December, 1987, and its President  acknowledges that these Articles  of Amendment are the act and deed of THE RUSHMORE FUND, INC. and, under the penalties of perjury, that the matters and facts set forth herein with  respect  to authorization  and  approval  are true  in  all material  respects to the best of  his knowledge, information and belief.



ATTEST                        THE RUSHMORE FUND, INC.

/s/J. Hugh Ward               By:/s/Daniel L. O'Connor
Secretary                        President

                      ARTICLES OF AMENDMENT
                                OF
                     THE RUSHMORE FUND, INC.


     THE RUSHMORE  FUND, INC. a Maryland  corporation, having its principal  office at  4922  Fairmont  Avenue, Bethesda,  Maryland

20814  (hereinafter referred  to  as  the "Corporation"),  hereby certifies to the Maryland  Department of Assessments and Taxation

(hereinafter referred to as the "Department") that:



     FIRST:    The  Corporation's  Articles of  Incorporation are

hereby  amended by  deleting  therefrom in  its entirety  Article

FIFTH  and  by substituting  in  lieu thereof  the  following new

Article FIFTH:


          FIFTH:    (a)  The total number  of shares of
          stock  which  the   Corporation  shall   have
          authority to issue is 1,000,000,000 shares, called Common Stock, of the par value of one tenth cent ($.001) per share and of the aggregate par value of $1,000,000,000.

                    (b)  The holders  of each  share of
          stock of the Corporation shall be entitled to one vote for each full share and a fractional vote for each fractional share of stock then standing in his or her name in the books of the Corporation. On any matter submitted to a vote of shareholders, all shares of the Corporation then issued and outstanding and entitled to vote, shall be voted in the aggregate.

                    The  shares  shall be  divided into
          classes to be known as portfolios.  The Board
          of  Directors of  the Corporation  shall have
          the power  to establish the portfolios and to
          define   the   preferences,  rights,   voting
          powers,  restrictions or  qualifications, and
          the  investment  policies and  objectives for
          any such portfolios.   In addition, the Board
          of Directors shall be authorized to classify or reclassify any unissued shares between such portfolios.


          SECOND:   The    amendment    to   the    Articles   of

Incorporation as  hereinabove set forth has  been duly authorized by the Board of Directors and approved by the Stockholders of the

Corporation.



     IN WITNESS WHEREOF, THE RUSHMORE FUND, INC. has caused these presents to  be signed  in  its name  and on  its  behalf by  its

Chairman  and  its  corporate  seal to  be  hereunto  affixed and attested by its Secretary this 28th day of October 1991.

          ATTEST                             THE RUSHMORE FUND, INC.

          /s/William L. Major                By:/s/Daniel L. O'Connor
          William L. Major, Secretary           Daniel L. O'Connor, Chairman


               THE UNDERSIGNED,  Chairman of  THE RUSHMORE FUND,  INC., who

          executed on behalf of said  Corporation the foregoing Articles of

          Amendment, of  which this certification  is made  a part,  hereby acknowledges,  in the name and on behalf of said Corporation, the foregoing Articles of Amendment  to be the corporate act  of said

          Corporation  and further  certifies  that  to  the  best  of  his knowledge information and belief, the matters and facts set forth therein  with respect  to the  approval thereof  are true  in all material respects under penalties of perjury.


                                             /s/Daniel L. O'Connor
                                             Daniel L. O'Connor, Chairman